SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective January 31, 2007, John R. Woodard resigned from the Management Committee of Consolidated Container Holdings LLC (“Consolidated”). Mr. Woodard, who relocated to Tokyo in 2006 to lead Asian operations of Vestar Capital Partners, served on the Audit Committee and as Assistant Secretary for Holdings.

On January 31, 2007, Vestar CCH Preferred LLC, a subsidiary of Vestar Capital Partners, III L.P., which is the majority owner of the common stock of Consolidated, appointed Peter W. Calamari to the Management Committee of Consolidated to replace Mr. Woodard.

Mr. Calamari joined Vestar Capital Partners in 1999 and is a Vice President. Prior to joining Vestar, Mr. Calamari was a member of the Mergers & Acquisitions group at Merrill Lynch. Mr. Calamari is a graduate of Yale University and the Harvard Business School. He serves on the board of directors of Solo Cup Company, Birds Eye Foods and the Colorado Coalition for the Homeless.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: February 6, 2007